UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2012

SUFFOLK BANCORP

(Exact name of registrant as specified in its charter)

New York	000-13580	11-2708279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4 West Second Street, Riverhead, New York		11901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 208-2400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of General Counsel.

On June 19, 2012, Suffolk Bancorp (the “Company”) announced the appointment of Patricia M. Schaubeck, as Senior Vice President, General Counsel, and Corporate Secretary of the Company and its banking subsidiary.

In connection with her appointment as Senior Vice President, General Counsel, and Corporate Secretary, Ms. Schaubeck was granted stock options to acquire 20,000 shares of Company common stock with a per share exercise price equal to the closing price of a share of Suffolk Bancorp common stock on the date of grant, vesting in three equal annual installments on each of the first, second, and third anniversaries of the grant date subject to her continued employment (subject to accelerated vesting upon termination of employment and a change of control of the Company).

Ms. Schaubeck entered into a Change of Control Employment Agreement that is substantially similar to the form of Change of Control Employment Agreements entered into with other executive officers of the Company. Ms. Schaubeck’s Change of Control Employment Agreement provides for a minimum level of compensation and benefits during the two-year period immediately following a “change of control” of the Company and provides for severance equal to twice the sum of her base salary and target annual bonus, as well as two years of continued medical and dental benefits in the event that Ms. Schaubeck’s employment is terminated without “cause” or she resigns with “good reason” during the two-year period immediately following a change of control. The Change of Control Employment Agreement also provides for a reduction of compensation and benefits to Ms. Schaubeck in the event that such reduction would avoid excise taxes under Sections 280G and 4999 of the Internal Revenue Code and result in a better after-tax outcome for Ms. Schaubeck.

The foregoing summaries are qualified in their entirety by reference to the form of Option Award Agreement, a copy of which is attached hereto as Exhibit 10.1; and the Change of Control Employment Agreement with Ms. Schaubeck, a copy of which is attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Attached as Exhibit 99.1 is the Company’s press release titled, “SUFFOLK BANCORP APPOINTS PATRICIA M. SCHAUBECK GENERAL COUNSEL AND CORPORATE SECRETARY” dated June 19, 2012.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Option Award Agreement

10.2	Change of Control Employment Agreement

99.1	Press release titled, “SUFFOLK BANCORP APPOINTS PATRICIA M. SCHAUBECK GENERAL COUNSEL AND CORPORATE SECRETARY” dated June 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUFFOLK BANCORP

Dated June 19, 2012	By:	/s/ Brian K. Finneran
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

10.1	Option Award Agreement

10.2	Change of Control Employment Agreement

99.1	Press release titled, “SUFFOLK BANCORP APPOINTS PATRICIA M. SCHAUBECK GENERAL COUNSEL AND CORPORATE SECRETARY” dated June 19, 2012